United States

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

September 21, 2006

CHINO COMMERCIAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

California	000-35366	20-4797048
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employee
of incorporation or organization)		Identification No.)

14345 Pipeline Avenue, Chino, California 91710
(Address of Principal Executive Offices)
(Zip Code)

(909) 393-8880
(Registrant’s Telephone Number including Area Code)

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 21, 2006, Sandra Pender has been appointed as the vice president and chief financial officer for Chino Commercial Bancorp and its banking subsidiary, Chino Commercial Bank, N.A. Ms. Pender replaces Jo Anne Painter who has resigned from the Bancorp to pursue other interests.  Ms. Pender, who obtained her undergraduate degree from the University of Phoenix, has worked at various financial institutions during the past 30 years, including more than 25 years at Tokai Bank of California, a $2 billion commercial bank located in Los Angeles, where she was the bank’s first vice president and controller. For the most recent 2.5 years, Ms. Pender has been employed as Vice President for Manufacturers Bank, headquartered in Los Angeles, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 22, 2006	CHINO COMMERCIAL BANCORP

	By:	/s/Dann H. Bowman
Dann H. Bowman
President and Chief Executive Officer